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                                                                    EXHIBIT 10.6

                           PERPETUAL LICENSE AGREEMENT

      This Perpetual License Agreement (this "Agreement") is being entered into effective as of the 1st day of August 2005 (the "Effective Date"), by and between Ritz Camera Centers, Inc., a Delaware corporation ("RCC") and Ritz Interactive, Inc., a Delaware corporation ("RII").

                                    RECITALS

      A. RCC owns the name, trademark, service mark and/or tradename "Ritz Interactive" (referred to herein as the "Mark").

      B. RCC and RII are entering into that certain Second Amended and Restated Agreement, to be effective concurrently herewith (the "RCC Agreement").

      C. RII has certain rights to use the Mark under the RCC Agreement, and desires additional rights to use the Mark, in the event the RCC Agreement is terminated, as set forth in this Agreement.

      D. In consideration for the mutual promises herein, and RII's entry into the RCC Agreement, RCC desires to grant to RII additional rights to use the Mark under the terms and conditions set forth in this Agreement.

              NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

                               1. GRANT OF LICENSE

      1.1 "RII Field" means any business other than sales of (i) photographic equipment, supplies and products, (ii) boating, fishing and marine equipment, supplies and products, (iii) photo finishing, digital imaging, portraits and related services, or (iv) consumer electronic equipment.

      1.2 RCC hereby grants to RII a perpetual, worldwide, royalty-free, fully-paid exclusive (including as to RCC) license to, after the termination of the RCC Agreement, use and reproduce the Mark in conjunction with any business or use in the RII Field (the "License"). RII shall also have the right to authorize its third-party service providers to, after the termination of the RCC Agreement, use and reproduce the Mark as permitted to RII herein. Except as expressly permitted herein or in the RCC Agreement, RCC agrees that it shall not transfer any right, title and/or interest and/or grant a license or authorize another Person to use or reproduce the Mark. Nothing in this Agreement shall be construed to grant RII any ownership rights in or to the Mark, or restrict any of the rights granted under the RCC Agreement. Except as specifically provided in this Agreement or the RCC Agreement, RCC is the sole and exclusive owner of the Mark and all goodwill associated with or appurtenant to it, and RII has no right or interest in the Mark except as specifically provided in this Agreement or the RCC Agreement.

      1.3 Notwithstanding the License granted in Section 1.2, in the event that, after termination of the RCC Agreement, RII desires to use the Mark in conjunction with any business that is not an existing business of RII as of the time of the termination of the RCC Agreement (a "New Business"), then RII shall provide RCC with thirty (30) days prior written notice to RCC

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of the New Business that RII is considering entering along with a general description of the manner in which RII would expect to use the Mark in connection with such New Business. RCC shall have the right, within such thirty
(30) day period, to demand in writing that RII not use the Mark in connection with such New Business if RCC determines that use of the Mark in connection with such New Business would subject RCC to a risk of any unfavorable regulatory action, violate any law, infringe the rights of any third party, impair the goodwill associated with the Mark or any other Marks (as such term is defined in the RCC Agreement), or unreasonably subject RCC to liability. Upon such written demand from RCC, RII shall, in its discretion, either (i) not use the Mark in connection with such New Business or (ii) submit the dispute to binding arbitration in accordance with the provisions of Section 5.2 of this Agreement, pending the outcome of which RII shall not use the Mark in conjunction with such proposed New Business. The sole determination to be made by the arbitrators in any such proceeding shall be a determination of whether RII's use of the Mark in connection with such New Business would subject RCC to a risk of any unfavorable regulatory action, violate any law, infringe the rights of any third party, impair the goodwill associated with the Mark or any other Marks (as such term is defined in the RCC Agreement), or unreasonably subject RCC to liability. If the arbitrators determine that RII's use of the Mark in connection with such New Business would subject RCC to a risk of any unfavorable regulatory action, violate any law, infringe the rights of any third party, impair the goodwill associated with the Mark or any other Marks (as such term is defined in the RCC Agreement), or unreasonably subject RCC to liability, then RII shall not use the Mark in connection with such New Business. If the arbitrators do not determine that RII's use of the Mark in connection with such New Business would subject RCC to a risk of any unfavorable regulatory action, violate any law, infringe the rights of any third party, impair the goodwill associated with the Mark or any other Marks (as such term is defined in the RCC Agreement), or unreasonably subject RCC to liability, then RII may use the Mark in connection with such New Business, subject to the other terms and conditions of this Agreement.

                                    2. TERM

      2.1 This Agreement shall begin on the Effective Date and shall, unless terminated pursuant to this ARTICLE 2, continue in perpetuity.

      2.2 RCC shall have the right (but not the obligation) to terminate immediately this Agreement:

      2.2.1 if RII is in material breach of any of its obligations or representations hereunder, which are material to this Agreement and which breach is not cured or remedied within sixty (60) days of receipt by RII of written notice from RCC of such breach;

      2.2.2 if RII files or is the subject of a voluntary petition in bankruptcy or any voluntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors, if such petition or proceeding is not dismissed within sixty (60) days of filing; or becomes the subject of any involuntary petition in bankruptcy or any involuntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors, if such petition or proceeding is not dismissed within sixty (60) days of filing;

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      2.2.3 if the business of RII is liquidated or otherwise terminated for insolvency or any other basis; or

      2.2.4 if RII makes a general assignment for the benefit of its creditors.

      2.3 RII shall have the right (but not the obligation) to terminate immediately this Agreement:

      2.3.1 if RCC is in material breach of any of its obligations or representations hereunder, which are material to this Agreement and which breach is not cured or remedied within sixty (60) days of receipt by RCC of written notice from RII of such breach;

      2.3.2 if RCC is the subject of a voluntary petition in bankruptcy or any voluntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors, if such petition or proceeding is not dismissed within sixty (60) days of filing, or becomes the subject of any involuntary petition in bankruptcy or any involuntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors, if such petition or proceeding is not dismissed within sixty (60) days of filing;

      2.3.3 if the business of RCC is liquidated or otherwise terminated for insolvency or any other basis; or

      2.3.4 if RCC makes a general assignment for the benefit of its creditors.

      2.4 A party may exercise its right to terminate this Agreement pursuant to this ARTICLE 2 by sending written notice to the other party. No exercise by a party of its rights under this ARTICLE 2 will limit its remedies by reason of the other party's default, such party's rights to exercise any other rights under this ARTICLE 2, or any other rights of such party.

                    3. OWNERSHIP AND PROTECTION OF THE MARK

      3.1 The parties acknowledge that the Mark is a trademark owned by RCC and that all goodwill generated by RII's use of the Mark shall inure to RCC's benefit. Nothing contained herein shall constitute an assignment of the Mark or grant to RII any right, title or interest therein, except as specifically set forth herein. RII shall maintain RCC's quality standards with respect to its use of the Mark, and otherwise use the Mark subject to any reasonable restrictions or requirements established by RCC from time to time. In the event that RII shall obtain any proprietary right in the Mark, as a result of the exercise by RII of any right granted to it hereunder, such proprietary right shall immediately vest in RCC, however, RII shall be authorized to use such new proprietary right as though the same had specifically been included in this Agreement.

      3.2 RII shall, upon the prior written request of RCC, furnish RCC proofs of all materials bearing the Mark licensed hereunder by RCC or sublicensed hereunder by RII (including, without limitation, printed or electronic copies of all advertising and publicity materials). Review by RCC shall not relieve RII of any of its warranties or obligations under this

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Agreement. Samples and materials to be reviewed by RCC shall be submitted to such person that may be designated in writing by RCC.

      3.3 In the event that RII learns of any infringement or threatened infringement of the Mark, or that any Person claims or alleges that the Mark is liable to cause deception or confusion to the public, RII shall immediately notify RCC of the substance of any such infringement, claim or allegation thereof, and, in the case of any infringing use, RCC shall at its discretion take all reasonable steps so as to cause the cessation of such use. If RCC does not take action in the case of any infringing use, RII may, but is not obligated to, take action to cause the cessation of such use. If RII takes such action, RCC agrees to cooperate with the reasonable requests of RII (including, without limitation, sending cease and desist letters and becoming a co-party or party in interest in any litigation) with respect to such action and, in the event of a judgment or settlement in favor of RCC and/or RII, RII shall be entitled to (i) attorneys' fees and costs and (ii) damages to the extent damages are attributable to the detriment to any RII business or sales.

      3.4 RII shall cause the trademark notice "(R)" or "(SM)" and/or the legend "Ritz Interactive is a trademark of RCC and is used under license" and/or such other legend as requested by RCC from time to time to appear on promotional materials and, to the extent consistent with general Internet practices, in connection with services provided by RII.

      3.5 Except for actions permitted by this Agreement, RII shall not, directly or indirectly, do or cause to be done anything which contests or materially impairs RCC's right, title or interest in the Mark.

      3.6 RCC has a substantial and legitimate interest in protecting the exceptional goodwill and value associated with the Mark and in encouraging RII's full and complete performance under this Agreement. Except for actions permitted by this Agreement, RII shall use commercially reasonable best efforts to not do or cause to be done anything to materially damage or materially impair the goodwill associated with the Mark.

      3.7 RCC shall, at its sole expense, take such actions as necessary (including the filing of any applicable renewal forms and payment of applicable maintenance and renewal fees) in order to maintain with the applicable regulatory authorities the registration in good standing of the Mark.

      3.8 Each party agrees to take all action and cooperate as is reasonably necessary, at the other party's request and expense, to protect the other's respective rights, titles, and interests specified in this ARTICLE 3, and further agrees to execute any documents that might be necessary to perfect each party's rights, titles, and interests.

                       4. REPRESENTATIONS AND WARRANTIES

      4.1 RCC represents and warrants that (a) it has full power and authority to enter into this Agreement, (b) it owns the Mark and has sufficient right and authority to grant to RII all licenses and rights granted by RCC hereunder, (c) the Mark and the use thereof as permitted pursuant to this Agreement will not violate any law or infringe upon or violate any rights of any Person, (d) the execution, delivery and performance by RCC of this Agreement will not conflict with, or result in a breach or termination of or constitute a default under, any lease, agreement,

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commitment or other instrument to which RCC is a party, and (e) this Agreement constitutes the valid and binding obligations of RCC enforceable against it in accordance with its terms.

      4.2 RII represents and warrants that (a) it has the full power and authority to enter into and fully perform this Agreement, (b) this Agreement constitutes the valid and binding obligations of RII enforceable against it in accordance with its terms, and (c) the execution, delivery and performance by RII of this Agreement will not conflict with, or result in a breach or termination of or constitute a default under, any lease, agreement, commitment or other instrument to which RII is a party.

                                   5. GENERAL

      5.1 RCC and RII may assign this Agreement, or any of their respective rights and obligations hereunder, in whole or in part, provided that the transferring party shall have first received the other party's written consent. Except (i) as provided in the foregoing sentence, and (ii) for the assignment by RCC or RII of all of their respective rights and obligations under this Agreement to an unrelated Person in connection with the acquisition by that third party of substantially all of the assets or voting securities of RCC or RII, as applicable, where such unrelated Person agrees in writing that it succeeds to all of the rights and is subject to all of the obligations of RCC or RII, as applicable, under this Agreement, neither party may assign this Agreement or any of their respective rights and obligations hereunder to any Person and any attempt to assign this Agreement without such consent shall be void and of no effect. In the event that RII or RCC seeks the consent of the other to a proposed assignment, the non-assigning party shall, within fifteen
(15) days of its receipt of such request, respond in writing that it consents or does not consent to the proposed assignment.

      5.2 Any dispute or difference between the parties hereto arising out of or relating to this Agreement shall be settled by arbitration in accordance with the Commercial Rules of the American Arbitration Association by a panel of three qualified arbitrators. RII and RCC shall each choose an arbitrator and the third shall be chosen by the two arbitrators so chosen. If either RII or RCC fails to choose an arbitrator within 30 days after notice of commencement of arbitration or if the two arbitrators fail to choose a third arbitrator within 30 days after their appointment, the American Arbitration Association shall, upon the request of any party to the dispute or difference, appoint the arbitrator or arbitrators to constitute or complete the panel as the case may be. Arbitration proceedings hereunder may be initiated by either RII or RCC making a written request to the American Arbitration Association, together with any appropriate filing fee, at the office of the American Arbitration Association in Prince George's County, Maryland. All arbitration proceedings shall be held in Prince George's County, Maryland. Any order or determination of the arbitral tribunal shall be final and binding upon the parties to the arbitration and may be entered in any court having jurisdiction.

      5.3 No failure of any party to exercise or enforce any of its rights under this Agreement shall act as a waiver of such right.

      5.4 This Agreement and the RCC Agreement contain the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter. No party shall be liable

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or bound to any other party in any manner by any representations, warranties or covenants relating to such subject matter except as specifically set forth herein.

      5.5 This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to each of the other parties.

      5.6 This Agreement shall be governed by and construed in accordance with the internal laws of the State of Maryland applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles of such State.

      5.7 This Agreement is for the sole benefit of the parties hereto and nothing herein expressed or implied shall give or be construed to give to any person, other than the parties hereto any legal or equitable rights hereunder.

      5.8 The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

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      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

RITZ CAMERA CENTERS, INC.,
a Delaware corporation

By: /s/ Wade R. Mayberry
    ----------------------------------

Name: Wade R. Mayberry

Title: President

RITZ INTERACTIVE, INC.,
a Delaware corporation

By: /s/ Fred H. Lerner
    ------------------------------
    Fred H. Lerner, President

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